UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On November 19, 2009, the Board of Directors (the “Board”) of Agilent Technologies, Inc. (the “Company”) approved a new share repurchase program (the “New Share Repurchase Program”), authorizing the Company to repurchase its common stock to reduce or eliminate dilution in connection with issuances of stock under the Company’s equity incentive plans.  Repurchases under the New Share Repurchase Program will be implemented using a variety of methods, which may include open-market purchases, block trades, accelerated share-repurchase transactions or otherwise, or by any combination of such methods.  The New Share Repurchase Program does not require the Company to acquire a specific number of shares, and may be suspended or discontinued at any time.  The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the stock price, economic and market conditions, and corporate and regulatory requirements.  There is no fixed termination date for the New Share Repurchase Program.

On November 15, 2009, the Company’s share repurchase program, which was approved on November 15, 2007, expired upon the termination of its two-year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 24, 2009